Exhibit 99.1

Additional Information: Thomas A. Bessant, Jr. (817) 335-1100	For Immediate Release
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CASH AMERICA COMPLETES ANNOUNCED MOVE INTO MEXICO
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Fort Worth, Texas (December 17, 2008) — Cash America International, Inc. (NYSE: CSH) announced today that it has established a significant presence in Mexico by completing its previously announced acquisition of a 112 store chain of pawnshops located throughout central Mexico. As first previewed in its press release dated September 29, 2008, Cash America has now acquired an 80% ownership interest in the parent company of the Prenda Fácil chain of pawnshops based in Mexico City. Prenda Fácil is regarded to be the second largest privately owned chain of pawn locations in the country. The two owner/managers of the company from whom the Company acquired the controlling interests will retain the remaining 20% ownership and remain actively involved.
Commenting on the acquisition, Daniel R. Feehan, President and Chief Executive Officer said, “This transaction provides us with a significant lending platform in Mexico, a market which we predict will provide substantial growth potential in terms of lending locations and earnings for many years to come. We will be working in unison with the current team of proven management at Prenda Fácil to establish a meaningful de novo growth vehicle for our pawn operations.”
The final terms of the transaction are generally consistent with the announced intentions. Cash America purchased its ownership stake in the business for $91.2 million, comprised of $81.2 million in cash and 391,236 shares of Cash America stock. In addition, Cash America will make a supplemental payment based on future performance after two and one-half years. The transaction is expected to be accretive to earnings in future periods. Management does not believe that the earnings contribution from the acquisition will be material to fourth quarter 2008 results but it expects that the new subsidiary will add between 5 and 10 cents per share to consolidated results in fiscal year 2009. The Company will provide additional information about its plans for its investment in Mexico when it reports fourth quarter earnings on January 29, 2009 in conjunction with its expectations for the 2009 fiscal year.
Cash America International, Inc. is a provider of specialty financial services to individuals in the United States with 926 total locations as of September 30, 2008. Cash America is the largest provider of secured non-recourse loans to individuals, commonly referred to as pawn loans, through 502 locations in 22 states under the brand names Cash America Pawn and SuperPawn. The Company also offers short-term cash advances in many of its locations including 290 locations that offer this service under the brand names Cash America Payday Advance and Cashland. Short-term cash advances are also offered over the Internet to customers in 33 states in the United States and in the United Kingdom at http://www.cashnetusa.com and http://www.quickquid.co.uk, respectively. In addition, check cashing services are provided through its 134 franchised and Company-owned “Mr. Payroll” check cashing centers.
For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.cashnetusa.com
http://www.cashlandloans.com	http://www.quickquid.co.uk
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (the “Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in consumer credit, tax and other laws and governmental rules and regulations applicable to the Company’s business, changes in demand for the Company’s services, the actions of third parties who offer products and services at the Company’s locations, fluctuations in the price of gold, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, the ability to successfully integrate the Prenda Fácil business or other newly acquired businesses into the Company’s operations and other risks indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.
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